Number: 70974

Certificate

of

Change of Name

Company Act

I Hereby Certify that

INTERNATIONAL LIMA RESOURCES CORP.

has this day changed its name to

CROSSHAIR EXPLORATION & MINING CORP.

Issued under my hand at Victoria, British Columbia

on March 01, 2004

JOHN S. POWELL

Registrar of Companies

Province of British Columbia

Canada